UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Enliven Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39247	81-1523849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Road
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720 647-8519

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2025, Enliven Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Goldman Sachs & Co. LLC, TD Securities (USA) LLC and Mizuho Securities USA LLC as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering (the “Offering”) of 9,920,987 shares of the Company’s common stock, par value $0.001 per share, including the issuance and sale of 1,526,250 shares pursuant to the full exercise of an option to purchase additional shares granted to the Underwriters, at a price to the public of $19.66 per share (the “Shares”), and, in lieu of Shares to certain investors, pre-funded warrants to purchase 1,780,263 Shares (the “Pre-Funded Warrants”) at a price to the public of $19.659 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 exercise price for each such Pre-Funded Warrant. All of the Shares and Pre-Funded Warrants in the Offering are being sold by the Company.

The net proceeds to the Company from the Offering, including the proceeds from the exercise of the Underwriters of their option to purchase additional Shares, are expected to be approximately $216.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering is expected to close on June 16, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-272909) (the “Registration Statement”) and a related registration statement on Form S-3 (File No. 333-287994) that was filed on June 13, 2025 pursuant to Rule 462(b) under the Securities Act (and which became effective automatically upon filing), as supplemented by a prospectus supplement, dated June 13, 2025, in each case filed with the Securities and Exchange Commission (the “SEC”).

Each Pre-Funded Warrant will have an exercise price of $0.001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of common stock issuable upon exercise of each Pre-Funded Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. The Pre-Funded Warrants are exercisable from the date of issuance and do not expire. Each Pre-Funded Warrant is exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of common stock purchased upon exercise, or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrants, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would result in the aggregate number of shares of common stock beneficially owned by such holder (together with its affiliates) exceeding 4.99% (or at the election of such holder prior to the issuance of such warrant, 9.99%) of the total number of shares of common stock issued and outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon at least 61 days’ notice to the Company.

In the event of a Fundamental Transaction (as defined in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the same amount and kind of securities, cash or property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such Fundamental Transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The foregoing descriptions of the terms of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement and the form of Pre-Funded Warrant, respectively, which are filed as Exhibit 1.1 and Exhibit 4.1 hereto and are incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the Shares, the Pre-Funded Warrants and the shares underlying the Pre-Funded Warrants is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 8.01	Other Events.

A copy of the press release announcing the pricing of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements about the Company’s expectations regarding the expected net proceeds from the Offering and the expected closing date of the Offering. These forward-looking statements reflect the Company’s views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including uncertainties related to market conditions and the satisfaction of customary closing conditions related to the Offering, and the Risk Factors identified in the Company’s filings with the SEC, including the Company’s Annual Report on 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the period ended March 31, 2025; therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. However, readers should carefully review the reports and documents the Company files or furnishes from time to time with the SEC, particularly its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 13, 2025, among Enliven Therapeutics, Inc. and the Representatives.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1	Press Release dated June 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enliven Therapeutics, Inc.

Date: June 16, 2025	By:	/s/ Benjamin Hohl
	Name:	Benjamin Hohl
	Title:	Chief Financial Officer and Head of Corporate Development